CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-14 (the “Registration Statement”) of our report dated February 19, 2015, relating to the financial statements and financial highlights of CharterSM International Conservative Portfolio, CharterSM International Moderate Portfolio, CharterSM International Growth Portfolio, CharterSM Alternative 100 Conservative Plus Portfolio, CharterSM Alternative 100 Moderate Portfolio, and CharterSM Alternative 100 Growth Portfolio (each a portfolio of
AXA Premier VIP Trust), which appear in such Registration Statement. We also consent to the references to us under the headings “Financial Highlights” and “Plan of Reorganization and Termination” in such Registration Statement and under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information dated May 1, 2015, which is incorporated by reference into the Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

June 30, 2015